CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$525,000	$52.87

October 16, 2015	Registration Statement No. 333-199966; Rule 424(b)(2)

JPMorgan Chase & Co.
Structured Investments

$525,000

Auto Callable Contingent Interest Notes Linked to the Least Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of The Boeing Company due April 19, 2018

•	The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing price of one share of each of the Reference Stocks is greater than or equal to 65.00% of its Initial Value, which we refer to as an Interest Barrier.
•	The notes will be automatically called if the closing price of one share of each Reference Stock on any Review Date (other than the final Review Date) is greater than or equal to its Initial Value.
•	Investors in the notes should be willing to accept the risks of owning equities in general and any Reference Stock, in particular.
•	Investors in the notes should also be willing to accept the risk of losing some or all of their principal and the risk that no Contingent Interest Payment may be made with respect to some or all Review Dates.
•	Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive Contingent Interest Payments.
•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Payments on the notes are not linked to a basket composed of the Reference Stocks. Payments on the notes are linked to the performance of each of the Reference Stocks individually, as described below.
•	Minimum denominations of $1,000 and integral multiples thereof
•	The notes priced on October 16, 2015 and are expected to settle on or about October 21, 2015.
•	CUSIP: 48127YAA0

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Issuer
Per note	$1,000	$25	$975
Total	$525,000	$13,125	$511,875

(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.

(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions of $25.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. 4a-I.

The estimated value of the notes as determined by JPMS, when the terms of the notes were set, was $952.50 per $1,000 principal amount note. See “JPMS’s Estimated Value of the Notes” in this pricing supplement for additional information.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Pricing supplement no. 1377 to product supplement no. 4a-I dated November 7, 2014 and the prospectus and prospectus supplement, each dated November 7, 2014

Key Terms

Reference Stocks: As specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement.

Contingent Interest Payments:

If the notes have not been automatically called and the closing price of one share of each Reference Stock on any Review Date is greater than or equal to its Interest Barrier, you will receive on the applicable Interest Payment Date for each $1,000 principal amount note a Contingent Interest Payment equal to $10.5417 (equivalent to a Contingent Interest Rate of 12.65% per annum, payable at a rate of 1.05417% per month).

If the closing price of one share of any Reference Stock on any Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.

Contingent Interest Rate: 12.65% per annum, payable at a rate of 1.05417% per month

Interest Barrier / Trigger Value: With respect to each Reference Stock, 65.00% of its Initial Value, as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement

Pricing Date: October 16, 2015

Original Issue Date (Settlement Date): On or about October 21, 2015

Review Dates*: November 16, 2015, December 16, 2015, January 19, 2016, February 16, 2016, March 16, 2016, April 18, 2016, May 16, 2016, June 16, 2016, July 18, 2016, August 16, 2016, September 16, 2016, October 17, 2016, November 16, 2016, December 16, 2016, January 17, 2017, February 16, 2017, March 16, 2017, April 17, 2017, May 16, 2017, June 16, 2017, July 17, 2017, August 16, 2017, September 18, 2017, October 16, 2017, November 16, 2017, December 18, 2017, January 16, 2018, February 16, 2018, March 16, 2018 and April 16, 2018 (final Review Date)

Interest Payment Dates*: November 19, 2015, December 21, 2015, January 22, 2016, February 19, 2016, March 21, 2016, April 21, 2016, May 19, 2016, June 21, 2016, July 21, 2016, August 19, 2016, September 21, 2016, October 20, 2016, November 21, 2016, December 21, 2016, January 20, 2017, February 22, 2017, March 21, 2017, April 20, 2017, May 19, 2017, June 21, 2017, July 20, 2017, August 21, 2017, September 21, 2017, October 19, 2017, November 21, 2017, December 21, 2017, January 19, 2018, February 22, 2018, March 21, 2018 and the Maturity Date

Maturity Date*: April 19, 2018

Call Settlement Date*: If the notes are automatically called on any Review Date (other than the final Review Date), the first Interest Payment Date immediately following that Review Date

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 4a-I

Automatic Call:

If the closing price of one share of each Reference Stock on any Review Date (other than the final Review Date) is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date, payable on the applicable Call Settlement Date. No further payments will be made on the notes.

Payment at Maturity:

If the notes have not been automatically called and the Final Value of each Reference Stock is greater than or equal to its Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent Interest Payment applicable to the final Review Date.

If the notes have not been automatically called and the Final Value of any Reference Stock is less than its Trigger Value, you will receive at maturity per $1,000 principal amount note the number of shares of the Least Performing Reference Stock equal to its Physical Delivery Amount (or, at our election, the Cash Value). Fractional shares will be paid in cash.

The market value of that Physical Delivery Amount or the Cash Value will most likely be substantially less than the principal amount of your notes, and may be zero.

Least Performing Reference Stock: The Reference Stock with the Least Performing Stock Return

Least Performing Stock Return: The lowest of the Stock Returns of the Reference Stocks

Stock Return: With respect to each Reference Stock,

(Final Value – Initial Value)
Initial Value

Initial Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Pricing Date, as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement

Final Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the final Review Date

Physical Delivery Amount: With respect to each Reference Stock, the number of shares of that Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by its Initial Value, times its Stock Adjustment Factor

Cash Value: For each $1,000 principal amount note, $1,000 divided by the Initial Value of the Least Performing Reference Stock, times its Final Value

Stock Adjustment Factor: With respect to each Reference Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and is set equal to 1.0 on the Pricing Date. The Stock Adjustment Factor of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “The Underlyings — Reference Stocks — Anti-Dilution Adjustments” and “The Underlyings — Reference Stocks — Reorganization Events” in the accompanying product supplement no. 4a-I for further information.

PS-1 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

Key Terms Relating to the Reference Stocks

Reference Stock	Bloomberg Ticker Symbol	Initial Value	Interest Barrier / Trigger Value
Common stock of General Dynamics Corporation, par value $1.00 per share	GD	$141.70	$92.105
Common Stock of Northrop Grumman Corporation, par value $1.00 per share	NOC	$174.88	$113.672
Common stock of The Boeing Company, par value $5.00 per share	BA	$137.60	$89.44

How the Notes Work

Payments in Connection with Review Dates Preceding the Final Review Date

Payment at Maturity If the Notes Have Not Been Automatically Called

PS-2 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

Total Contingent Interest Payments

The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 12.65% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.

Number of Contingent Interest Payments	Total Contingent Interest Payments
30	$316.2510
29	$305.7093
28	$295.1676
27	$284.6259
26	$274.0842
25	$263.5425
24	$253.0008
23	$242.4591
22	$231.9174
21	$221.3757
20	$210.8340
19	$200.2923
18	$189.7506
17	$179.2089
16	$168.6672
15	$158.1255
14	$147.5838
13	$137.0421
12	$126.5004
11	$115.9587
10	$105.4170
9	$94.8753
8	$84.3336
7	$73.7919
6	$63.2502
5	$52.7085
4	$42.1668
3	$31.6251
2	$21.0834
1	$10.5417
0	$0.00

Hypothetical Payout Examples

The following examples illustrate payments on the notes linked to three hypothetical Reference Stocks, assuming a range of performances for the hypothetical Least Performing Reference Stock on the Review Dates.  Each hypothetical payment set forth below assumes that the closing price of one share of each Reference Stock that is not the Least Performing Reference Stock on each Review Date is greater than or equal to its Initial Value (and therefore its Interest Barrier and Trigger Value).

In addition, the hypothetical payments set forth below assume the following:

•	An Initial Value for the Least Performing Reference Stock of $100.00;
•	An Interest Barrier and a Trigger Value for the Least Performing Reference Stock of $65.00 (equal to 65.00% of its hypothetical Initial Value); and
•	A Contingent Interest Rate of 12.65% per annum (payable at a rate of 1.05417% per month).

The hypothetical Initial Value of the Least Performing Reference Stock of $100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value of any Reference Stock. The actual Initial Value of each Reference Stock is the closing price of one share of that Reference Stock on the Pricing Date and is specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement.  For historical data regarding the actual closing prices of one share of each Reference Stock, please see the historical information set forth under “The Reference Stocks” in this pricing supplement.

PS-3 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes.  The numbers appearing in the following examples have been rounded for ease of analysis.

Example 1 — Notes are automatically called on the first Review Date.

Date	Closing Price of One Share of the Least Performing Reference Stock	Payment (per $1,000 principal amount note)
First Review Date	$105.00	$1,010.5417
	Total Payment	$1,010.5417 (1.05417% return)

Because the closing price of one share of each Reference Stock on the first Review Date is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,010.5417 (or $1,000 plus the Contingent Interest Payment applicable to the first Review Date), payable on the applicable Call Settlement Date. No further payments will be made on the notes.

Example 2 — Notes have NOT been automatically called and the Final Value of the Least Performing Reference Stock is greater than or equal to its Trigger Value.

Date	Closing Price of One Share of the Least Performing Reference Stock	Payment (per $1,000 principal amount note)
First Review Date	$95.00	$10.5417
Second Review Date	$85.00	$10.5417
Third through Twenty-Ninth Review Dates	Less than Interest Barrier	$0
Final Review Date	$90.00	$1,010.5417
	Total Payment	$1,031.6251 (3.16251% return)

Because the notes have not been automatically called and the Final Value of the Least Performing Reference Stock is greater than or equal to its Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,010.5417 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,031.6251.

Example 3 — Notes have NOT been automatically called and the Final Value of the Least Performing Reference Stock is less than its Trigger Value.

Date	Closing Price of One Share of the Least Performing Reference Stock	Payment (per $1,000 principal amount note)
First Review Date	$55.00	$0
Second Review Date	$50.00	$0
Third through Twenty-Ninth Review Dates	Less than Interest Barrier	$0
Final Review Date	$50.00	$500.00†
	Total Payment	$500.00† (-50.00% return)

† Reflects the value of the Physical Delivery Amount of the Least Performing Reference Stock on the Maturity Date, assuming it is equal to the Cash Value

PS-4 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

Because the notes have not been automatically called and the Final Value of the Least Performing Reference Stock is less than its Trigger Value, you will receive at maturity, for each $1,000 principal amount note, the number of shares of the Least Performing Reference Stock equal to its Physical Delivery Amount (or, at our election, the Cash Value). Fractional shares will be paid in cash. Assuming that the value of the Physical Delivery Amount of the Least Performing Reference Stock on the Maturity Date is equal to the Cash Value, the value of the payment at maturity will be $500.00 per $1,000 principal amount note, calculated as follows:

[($1,000 / $100.00) × $50.00] = $500.00

The actual value of the Physical Delivery Amount of the Least Performing Reference Stock will be less than the Cash Value if the price of the Least Performing Reference Stock on the Maturity Date is less than its Final Value.

The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Selected Risk Considerations

An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement.

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —

The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any Reference Stock is less than its Trigger Value, you will receive at maturity a predetermined number of shares of the Least Performing Reference Stock (or, at our election, the Cash Value), the market value of which will most likely be substantially less than the principal amount of your notes, and may be zero.

•	THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —

If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date only if the closing price of one share of each Reference Stock on that Review Date is greater than or equal to its Interest Barrier. If the closing price of one share of any Reference Stock on that Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date. Accordingly, if the closing price of one share of any Reference Stock on each Review Date is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.

•	CREDIT RISK OF JPMORGAN CHASE & CO. —

Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our creditworthiness or credit spreads, as determined by the market for taking our credit risk, is likely to adversely affect the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

•	THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS THAT MAY BE PAID OVER THE TERM OF THE NOTES,

regardless of any appreciation in the value of any Reference Stock, which may be significant. You will not participate in any appreciation in the value of any Reference Stock.

•	POTENTIAL CONFLICTS —

We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.

•	YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE VALUE OF EACH REFERENCE STOCK —

Payments on the notes are not linked to a basket composed of the Reference Stocks and are contingent upon the performance of each individual Reference Stock. Poor performance by any of the Reference Stocks over the term of the notes may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Reference Stock.

PS-5 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

•	YOUR PAYMENT AT MATURITY MAY BE DETERMINED BY THE LEAST PERFORMING REFERENCE STOCK.
•	THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —

If the Final Value of any Reference Stock is less than its Trigger Value and the notes have not been automatically called, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation in the closing price of one share of the Least Performing Reference Stock.

•	THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —

If your notes are automatically called, the term of the notes may be reduced to as short as approximately one month and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk.

•	IF YOU RECEIVE THE PHYSICAL DELIVERY AMOUNT OF THE LEAST PERFORMING REFERENCE STOCK AT MATURITY, THE VALUE OF THE SHARES OF THE LEAST PERFORMING REFERENCE STOCK YOU RECEIVE MAY BE LESS ON THE MATURITY DATE THAN ON THE FINAL REVIEW DATE —

We will make no adjustments to the Physical Delivery Amount of the Least Performing Reference Stock to account for any fluctuations in the value of the shares of the Least Performing Reference Stock to be delivered at maturity.   You will bear the risk of any decrease in the value of those shares between the final Review Date and the Maturity Date.

•	YOU WILL NOT RECEIVE DIVIDENDS ON ANY REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO ANY REFERENCE STOCK.
•	NO AFFILIATION WITH ANY REFERENCE STOCK ISSUER —

We have not independently verified any of the information about any Reference Stock issuer contained in this pricing supplement. You should undertake your own investigation into each Reference Stock and its issuer. We are not responsible for any Reference Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•	THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCKS IS LIMITED AND MAY BE DISCRETIONARY —

The calculation agent will not make an adjustment in response to all events that could affect a Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

•	THE RISK OF THE CLOSING PRICE OF A REFERENCE STOCK FALLING BELOW ITS INTEREST BARRIER OR TRIGGER VALUE IS GREATER IF THE PRICE OF THAT REFERENCE STOCK IS VOLATILE.
•	LACK OF LIQUIDITY —

The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

•	JPMS’S ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE NOTES —

JPMS’s estimated value is only an estimate using several factors. The original issue price of the notes exceeds JPMS’s estimated value because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “JPMS’s Estimated Value of the Notes” in this pricing supplement.

•	JPMS’S ESTIMATED VALUE DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER FROM OTHERS’ ESTIMATES —

See “JPMS’s Estimated Value of the Notes” in this pricing supplement.

PS-6 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

•	JPMS’S ESTIMATED VALUE IS NOT DETERMINED BY REFERENCE TO CREDIT SPREADS FOR OUR CONVENTIONAL FIXED-RATE DEBT —

The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the notes to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “JPMS’s Estimated Value of the Notes” in this pricing supplement.

•	THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT STATEMENTS) MAY BE HIGHER THAN JPMS’S THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME PERIOD —

We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).

•	SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE NOTES —

Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.

•	SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —

The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Reference Stocks. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value of Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement no. 4a-I. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

PS-7 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

Reference Stock	Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Closing Price on October 16, 2015
Common stock of General Dynamics Corporation, par value $1.00 per share	GD	New York Stock Exchange	001-03671	$141.70
Common Stock of Northrop Grumman Corporation, par value $1.00 per share	NOC	New York Stock Exchange	001-16411	$174.88
Common stock of The Boeing Company, par value $5.00 per share	BA	New York Stock Exchange	001-00442	$137.60

According to publicly available filings of the relevant Reference Stock issuer with the SEC:

•	General Dynamics Corporation is an aerospace and defense company that offers a portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; communications and information technology systems and solutions; and shipbuilding.
•	Northrop Grumman Corporation is a global security company that provides products, systems and solutions in unmanned systems; cyber; command, control, communications and computers (C4), intelligence, surveillance, and reconnaissance (C4ISR); strike aircraft; and logistics and modernization to government and commercial customers.
•	The Boeing Company is an aerospace firm.

Historical Information

The following graphs set forth the historical performances of the Reference Stocks based on the weekly historical closing prices of one share of each Reference Stock from January 8, 2010 through October 16, 2015. We obtained the closing prices below from Bloomberg, without independent verification.  The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of one share of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Reference Stock on any Review Date. We cannot give you assurance that the performance of the Reference Stocks will result in the return of any of your principal amount or the payment of any interest.

Historical Performance of General Dynamics Corporation

Price ($)
160
140
120
100
80
60
40
20
0
Jan-10
Jul-10
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15

Source: Bloomberg

PS-8 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

Historical Performance of Northrop Grumman Corporation
Price ($)
200
180
160
140
120
100
80
60
40
20
0
Jan-10
Jul-10
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Source: Bloomberg

Historical Performance of The Boeing Company
Price ($)
180
160
140
120
100
80
60
40
20
0
Jan-10
Jul-10
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Source: Bloomberg

Tax Treatment

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement no. 4a-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser

PS-9 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your notes is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes in light of your particular circumstances.

Non-U.S. holders should also note that, notwithstanding anything to the contrary in the accompanying product supplement no. 4a-I, recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” generally will not apply to the notes.

FATCA.  Withholding under legislation commonly referred to as “FATCA” could apply to payments with respect to the notes that are treated as U.S.-source “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes (such as interest, if the notes are recharacterized, in whole or in part, as debt instruments, or Contingent Interest Payments if they are otherwise treated as FDAP Income).  Under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) of a taxable disposition, including an early redemption or redemption at maturity, occurring before January 1, 2019.  You should consult your tax adviser regarding the potential application of FATCA to the notes.

In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.

JPMS’s Estimated Value of the Notes

JPMS’s estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the notes. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — JPMS’s Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt.”

The value of the derivative or derivatives underlying the economic terms of the notes is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.

JPMS’s estimated value does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for notes that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.

JPMS’s estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — JPMS’s Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

PS-10 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by JPMS. See “Selected Risk Considerations — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS’s Then-Current Estimated Value of the Notes for a Limited Time Period.”

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.

The original issue price of the notes is equal to JPMS’s estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

Validity of the Notes

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the notes offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 7, 2014, which was filed as an exhibit to the Registration Statement on Form S-3 by us on November 7, 2014.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 4a-I dated November 7, 2014. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 4a-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-11 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 4a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf
•	Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Chase & Co.

PS-12 | Structured Investments

Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of General Dynamics Corporation, the Common Stock
of Northrop Grumman Corporation and the Common Stock of The Boeing Company